Exhibit 4.1

EXECUTION COPY

REMINGTON ARMS COMPANY, INC.

as Issuer,

the NEW GUARANTORS party hereto

and

U.S. Bank National Association

as Trustee

______________________________

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 12, 2008

______________________________

10½% Senior Notes due 2011

This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is dated as of May 12, 2008, by and among Remington Arms Company, Inc., a Delaware corporation (the “Company”); U.S. Bank National Association as Trustee (the “Trustee”); and each of RA Brands, L.L.C., The Marlin Firearms Company and H&R 1871, LLC (each, a “New Guarantor”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of January 24, 2003 (as amended, the “Indenture”), pursuant to which the Company has issued $200,000,000 principal amount of its 10½% Senior Notes due 2011 (the “Notes”);

WHEREAS, Section 4.14 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Company’s obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE ONE - DEFINITIONS

Except as otherwise stated herein, the use of terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.

ARTICLE TWO - AGREEMENT TO GUARANTEE

The New Guarantors hereby agree, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes applying to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

ARTICLE THREE - MISCELLANEOUS

Section 3.1 Effect of the Supplemental Indenture. This Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof. Except as expressly supplemented hereby, the Indenture and the Notes issued thereunder shall continue in full force and effect.

Section 3.2 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH LAWS OF THE STATE OF NEW YORK.

Section 3.3 Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 3.4 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act of 1939, as amended, the required provision shall control.

Section 3.5 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction thereof.

Section 3.6 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them shall represent the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first stated above.

COMPANY

REMINGTON ARMS COMPANY, INC.

By: /s/ Stephen P. Jackson, Jr.

Name: Stephen P. Jackson, Jr.

Title:	CFO, Treasurer and Secretary

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Richard Prokosch

Name: Richard Prokosch

Title:	Vice President

NEW GUARANTORS

RA BRANDS, L.L.C.

By: /s/ Stephen P. Jackson, Jr.

Name: Stephen P. Jackson, Jr.

Title:	Vice President

THE MARLIN FIREARMS COMPANY

By: /s/ Stephen P. Jackson, Jr.

Name: Stephen P. Jackson, Jr.

Title:	Vice President

H&R 1871, LLC

By: /s/ Stephen P. Jackson, Jr.

Name: Stephen P. Jackson, Jr.

Title:	Vice President

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